Exhibit 99.1

Contact:           Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports Third Quarter Results
Revenues Increase 10% from Prior Year
Generates Third Quarter Operating Cash Flow of $9.6 Million

MELVILLE, N.Y., October 28, 2009—FalconStor Software, Inc. (NASDAQ: FALC), the provider of TOTALLY Open™ data protection solutions, today announced financial results for its third quarter ended September 30, 2009.

Revenues for the third quarter of 2009 increased 10% to $21.5 million, compared with $19.6 million for the same period a year ago.  GAAP loss from operations for the quarter was $2.5 million, compared with a loss of $1.4 million in the third quarter of 2008.  GAAP net loss for the quarter was $2.0 million, or $0.05 per share, compared with a loss of $1.6 million, or $0.03 per share, in the third quarter of 2008.  Stock-based compensation expense was $2.2 million in the third quarter of 2009 and $1.6 million in the third quarter of 2008.

Non-GAAP loss from operations was $0.2 million in the third quarter of 2009, compared with operating income of $0.3 million in the third quarter of 2008.  Non-GAAP net income was $0.1 million in the third quarter of 2009, or breakeven on a per share basis, compared with $0.4 million, or $0.01 per diluted share, in the third quarter of 2008. Non-GAAP results exclude the effects of stock-based compensation expense net of the related income taxes.

For the nine months ended September 30, 2009, revenues increased 5% to $67.0 million, compared with $63.6 million for the same period a year ago.  GAAP loss from operations for the nine month period was $3.0 million compared with income from operations of $1.2 million in 2008.  GAAP net loss was $1.6 million, or $0.04 per share for the nine months ended September 30, 2009, compared with net income of $0.6 million, or $0.01 per diluted share, in the same period a year ago.  Stock-based compensation expense was $6.7 million in 2009 and $6.6 million in 2008.

Non-GAAP income from operations was $3.7 million for the nine months ended September 30, 2009, compared with $7.8 million in 2008.  Non-GAAP net income was $3.6 million, or $0.08 per diluted share, compared with $5.8 million, or $0.11 per diluted share in the same period a year ago. Non-GAAP results exclude the effects of stock-based compensation expense net of the related income taxes.

The Company generated $9.6 million in cash flow from operations in the third quarter and closed the quarter with $46.9 million in cash, cash equivalents and marketable securities.  Deferred revenue at the end of the quarter was $20.2 million.

"The increasing level of field activities with industry and channel partners is a recognition of our ability to reduce operating costs for our customers and to optimize business continuity with Totally Open data protection solutions," said ReiJane Huai, chairman and CEO of FalconStor Software. "We will continue to invest in sales, marketing and support infrastructure to bolster our brand and to accelerate business momentum through the channel."

The Company will host a conference call on Wednesday, October 28, 2009, at 4:30 p.m. ET to discuss the results. To participate in the conference call, please dial:

Toll Free: 1-877-941-9205
International: +1-480-629-9835

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=128344097&RG=1&UID

Meeting: FalconStor Q3 2009 Earnings
Meeting password: q3numbers
Meeting Number: 480 662 291

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning October 28, 2009 at 6:30 p.m. ET through 11:59 p.m. ET on November 2, 2009.  To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4172522, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results.  We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making.  For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection.  FalconStor delivers proven, comprehensive data protection solutions that facilitate the continuous availability of business-critical data with speed, integrity, and simplicity.  The Company’s TOTALLY Open™ technology solutions, built upon the award-winning IPStor® platform, include the industry leading Virtual Tape Library (VTL) with deduplication, Continuous Data Protector (CDP), File-interface Deduplication System (FDS), and Network Storage Server (NSS), each enabled with WAN-optimized replication for disaster recovery and remote office protection. FalconStor products are available from major OEMs and solution providers including 3Com, Acer, COPAN Systems, Data Direct Networks, Dynamic Solutions International, EMC, IBM, Pillar Data Systems, Spectra Logic, and Sun and are deployed by thousands of customers worldwide, from small businesses to Fortune 1000 enterprises.

FalconStor is headquartered in Melville, N.Y., with offices throughout Europe and the Asia Pacific region.  For more information, visit www.falconstor.com or call 1-866-NOW-FALC (1-866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor’s OEM partners to introduce or to market products incorporating FalconStor’s products; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, and IPStor are registered trademarks, and TOTALLY Open is a trademark of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,238,901	$22,364,235
Marketable securities	22,487,961	19,279,010
Accounts receivable, net	20,897,995	25,015,848
Prepaid expenses and other current assets	2,346,378	2,468,632
Deferred tax assets, net	4,920,204	4,296,297

Total current assets	73,891,439	73,424,022

Property and equipment, net	7,310,715	7,963,019
Long-term marketable securities	1,144,202	1,166,945
Deferred tax assets, net	6,648,202	5,739,195
Other assets, net	3,234,224	2,544,545
Goodwill	4,150,339	4,150,339
Other intangible assets, net	939,421	1,375,695

Total assets	$97,318,542	$96,363,760

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$993,969	$738,140
Accrued expenses	7,549,960	8,288,732
Deferred revenue, net	14,955,986	16,068,370

Total current liabilities	23,499,915	25,095,242

Other long-term liabilities	524,003	199,323
Deferred revenue, net	5,202,653	5,992,843

Total liabilities	29,226,571	31,287,408

Commitments and Contingencies

Total stockholders' equity	68,091,971	65,076,352

Total liabilities and stockholders' equity	$97,318,542	$96,363,760

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009		2008	2009		2008

Revenues:
Software license revenue		$13,615,625	$12,260,527		$44,346,747	$42,597,810
Maintenance revenue		6,469,942	6,190,467		18,823,718	16,826,595
Software services and other revenue		1,454,602	1,160,499		3,859,409	4,220,694
		21,540,169	19,611,493		67,029,874	63,645,099

Operating expenses:
Amortization of purchase and capitalized software		180,127	106,369		538,623	184,107
Cost of maintenance, software services and other revenue		4,093,317	3,352,938		11,495,731	10,175,092
Software development costs		6,949,552	6,246,839		20,005,304	18,359,721
Selling and marketing		10,391,931	9,164,599		31,023,224	27,677,889
General and administrative		2,388,860	2,090,952		6,996,357	6,077,703
		24,003,787	20,961,697		70,059,239	62,474,512
Operating (loss) income		(2,463,618)	(1,350,204)		(3,029,365)	1,170,587
Interest and other income, net		239,516	251,955		18,811	1,234,659

(Loss) income before income taxes		(2,224,102)	(1,098,249)		(3,010,554)	2,405,246

(Benefit) provision for income taxes		(192,697)	463,995		(1,394,902)	1,840,522

Net (loss) income		$(2,031,405)	$(1,562,244)		$(1,615,652)	$564,724

Basic net (loss) income per share	$	(0.05)	$(0.03)	$	(0.04)	$0.01

Diluted net (loss) income per share		$(0.05)	$(0.03)		$(0.04)	$0.01

Weighted average basic shares outstanding		44,803,379	47,522,085		44,812,807	48,389,670
Weighted average diluted shares outstanding		44,803,379	47,522,085		44,812,807	50,377,370

FalconStor Software, Inc. and Subsidiaries
Non-GAAP Operating Data
GAAP Reconciliation
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

GAAP (loss) income from operations	$(2,463,618)	$(1,350,204)	$(3,029,365)	$1,170,587
Add: non-cash stock option expense (1)	2,241,792	1,607,173	6,712,549	6,580,520
Non-GAAP (loss) income from operations	(221,826)	256,969	3,683,184	7,751,107

GAAP net (loss) income	$(2,031,405)	$(1,562,244)	$(1,615,652)	$564,724
Add: non-cash stock option expense, net of income taxes (2)	2,149,332	1,936,120	5,187,743	5,187,743
Non-GAAP net income	117,927	373,876	3,572,091	5,765,084

GAAP operating margins	(11%)	(7%)	(5%)	2%
Add: non-cash stock option expense (1)	10%	8%	10%	10%
Non-GAAP operating margins	(1%)	1%	5%	12%

GAAP Basic EPS	$(0.05)	$(0.03)	$(0.04)	$0.01
Add: non-cash stock option expense, net of income taxes (2)	0.05	0.04	0.12	0.11
Non-GAAP Basic EPS	0.00	0.01	0.08	0.12

GAAP Diluted EPS	$(0.05)	$(0.03)	$(0.04)	$0.01
Add: non-cash stock option expense, net of income taxes (2)	0.05	0.04	0.11	0.10
Non-GAAP Diluted EPS	0.00	0.01	0.08	0.11

Weighted average basic shares Outstanding (GAAP and as adjusted)	44,803,379	47,522,085	44,812,807	48,389,670
Weighted average diluted shares Outstanding (GAAP and as adjusted)	46,823,133	49,201,574	46,041,703	50,377,370

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Cost of maintenance, software services and other revenue	$397,414	$335,033	$1,149,568	$1,008,742
Software development costs	821,015	565,481	2,302,777	2,323,072
Selling and marketing	731,571	585,866	2,425,043	2,618,594
General and administrative	291,792	120,793	835,161	630,112

Total non-cash stock-based compensation expense	$2,241,792	$1,607,173	$6,712,549	$6,580,520

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, for the three and nine months ended September 30, 2009 and 2008, net of related income tax effects.